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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of The Target Portfolio Trust, consisting of:
Large Capitalization Growth Portfolio, Large Capitalization Value Portfolio, Small Capitalization Growth Portfolio, Small Capitalization Value Portfolio, International Equity Portfolio, International Bond Portfolio, Total Return Bond Portfolio, Intermediate-Term Bond Portfolio, Mortgage Backed Securities Portfolio and U.S. Government Money Market Portfolio which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Investment Advisory and Other Services - Other Service Providers" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP


New York, New York
April 27, 2001